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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-00187, 333-22957 333-73155, 333-77061, 333-42729, 333-50880, 333-105964, 333-124864, 333-158956, 333-160117 of our report dated February 29, 2012, relating to the consolidated financial statements and financial statement schedule of MGM Resorts International and subsidiaries and our report dated February 29, 2012, relating to the effectiveness of MGM Resorts International and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of MGM Resorts International for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada February 29, 2012

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  Exhibit 23